As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-41849
Registration No. 333-90529
Registration No. 333-209878
Registration No. 333-260764

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-3 REGISTRATION STATEMENT NO. 333-41849
FORM S-3 REGISTRATION STATEMENT NO. 333-209878
FORM S-3 REGISTRATION STATEMENT NO. 333-260764

POST-EFFECTIVE AMENDMENT NO. 2 TO:
FORM S-3 REGISTRATION STATEMENT NO. 333-90529

UNDER
THE SECURITIES ACT OF 1933

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	31-1324304
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael E. LaRocco
President and Chief Executive Officer
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Todd E. Freed, Esq.
Elena M. Coyle, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by State Auto Financial Corporation, an Ohio corporation (the “Registrant”), deregister all securities remaining unissued under the following Registration Statements on Form S-3 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•
Registration Statement on Form S-3 (No. 333-41849), which was filed with the Commission on December 10, 1997, pertaining to the registration of up to 300,000 common shares, without par value, of Registrant (“Common Shares”).

•
Registration Statement on Form S-3 (No. 333-90529), which was initially filed with the Commission on November 8, 1999, as amended by post-effective Amendment No. 1 thereto, filed with the Commission on January 7, 2000, pertaining to the registration of 400,000 Common Shares.

•
Registration Statement on Form S-3 (No. 333-209878), which was initially filed with the Commission on March 2, 2016, as amended by pre-effective Amendment No. 1 thereto, filed with the Commission on March 28, 2016, pertaining to the registration of 200,000 Common Shares.

•	Registration Statement on Form S-3 (No. 333-260764), which was filed with the Commission on November 4, 2021, pertaining to the registration of 25,000 Common Shares.

On March 1, 2022, pursuant to its previously announced Agreement and Plan of Merger and Combination, dated July 12, 2021, by and among the Registrant, State Automobile Mutual Insurance Company, an Ohio mutual insurance company, Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company, Pymatuning, Inc., an Ohio corporation (“Merger Sub I”), and Andover, Inc., an Ohio corporation, Merger Sub I was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.

In connection with the closing of the Merger, the offerings pursuant to each of the Registration Statements has been terminated. In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 1, 2022.

STATE AUTO FINANCIAL CORPORATION

By:	/s/ Michael E. LaRocco
Name: Michael E. LaRocco
Title: President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.